Exhibit 99.1

Skillsoft Successfully Completes Debt Refinancing to Support Growth

Substantially Strengthens Balance Sheet and Enhances Financial Flexibility

New Term Loan Carries a Meaningfully Lower Interest Rate and Extends Maturity to 2028

BOSTON – July 19, 2021 – Skillsoft Corp. (NYSE: SKIL) (“Skillsoft” or the “Company”), a global leader in corporate digital learning, today announced it has successfully completed its previously announced debt refinancing. The Company has closed a new $480 million senior secured term loan B facility. This facility, along with cash on hand, will be used to refinance and repay the Company’s existing term loan facilities, thereby reducing long-term debt by approximately $130 million.

The new term loan B facility reduces Skillsoft’s interest rate by 300 basis points and extends its maturity from 2025 to 2028. Together, the refinancing and debt paydown will decrease the Company’s annual interest payments by approximately $25 million.

Jeffrey R. Tarr, Skillsoft’s Chief Executive Officer, said, “We are pleased to complete our refinancing, which strengthens our balance sheet, increases our free cash flow and provides substantial financial flexibility to execute on our organic and acquisitive growth plans. We are excited to move forward as an even stronger company as we continue helping our customers future-proof their workforce and giving learners the tools they need to realize their full potential.”

As a result of the refinancing and debt paydown, the Company has $480 million of long-term debt outstanding.

Additional information is available in a presentation on the Investor Relations section of the Company’s website and included in a Form 8-K filed today with the U.S. Securities and Exchange Commission.

About Skillsoft

Skillsoft (NYSE: SKIL) is a global leader in corporate digital learning, serving approximately 70% of the Fortune 1000, customers in over 160 countries and more than 45 million learners globally. The Company provides enterprise learning solutions to prepare organizations for the future of work, enabling them to overcome critical skill gaps, drive demonstrable behavior-change, and unlock the potential in their greatest assets – their people. Skillsoft offers the world’s most comprehensive suite of premium and original content, including the broadest and deepest library of authorized technology & developer curricula, and multiple learning modalities that dramatically increase learner engagement and retention. Skillsoft’s offerings are anchored in Percipio, its award-winning, AI-driven, immersive learning platform designed to make learning easier, more accessible and more effective. Learn more at www.skillsoft.com.

Forward Looking Statements

This document includes statements that are, or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created by those laws. These forward-looking statements include information about possible or assumed future results of our operations. All statements, other than statements of historical facts, that address activities, events or developments that we expect or anticipate may occur in the future, including such things as our outlook, our product development and planning, our pipeline, future capital expenditures, financial results, the impact of regulatory changes, existing and evolving business strategies and acquisitions and dispositions, demand for our services and competitive strengths, goals, the benefits of new initiatives, growth of our business and operations, our ability to successfully implement our plans, strategies, objectives, expectations and intentions are forward-looking statements. Also, when we use words such as “may,” “will,” “would,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “projects,” “forecasts,” “seeks,” “outlook,” “target,” goals,” “probably,” or similar expressions, we are making forward-looking statements. Such statements are based upon the current beliefs and expectations of Skillsoft’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. All forward-looking disclosure is speculative by its nature.

There are important risks, uncertainties, events and factors that could cause our actual results or performance to differ materially from those in the forward-looking statements contained in this document, including:

•	our ability to realize the benefits expected from the business combination between Skillsoft, Churchill Capital Corp. II and Global Knowledge;
•	the impact of changes in consumer spending patterns, consumer preferences, local, regional and national economic conditions, crime, weather, demographic trends and employee availability;
•	the impact of the ongoing COVID-19 pandemic on our business, operating results and financial condition;
•	fluctuations in our future operating results;
•	our ability to successfully identify and consummate acquisition opportunities and realize the benefits expected from the acquisition;
•	the demand for, and acceptance of, our products and for cloud-based technology learning solutions in general;
•	our ability to compete successfully in competitive markets and changes in the competitive environment in our industry and the markets in which we operate;
•	our ability to market existing products and develop new products;
•	a failure of our information technology infrastructure or any significant breach of security;
•	the effects of pending and future legislation;
•	future regulatory, judicial and legislative changes in our industry;
•	the impact of natural disasters, public health crises, political crises, or other catastrophic events;
•	our ability to attract and retain key employees and qualified technical and sales personnel;
•	fluctuations in foreign currency exchange rates;
•	our ability to protect or obtain intellectual property rights;
•	our ability to raise additional capital;
•	the impact of our indebtedness on our financial position and operating flexibility; and
•	our ability to successfully defend ourselves in legal proceedings.

The foregoing list of factors is not exhaustive and new factors may emerge from time to time that could also affect actual performance and results. For more information, please see the risk factors included in Churchill Capital Corp. II’s Annual Report on Form 10-K/A for the year ended December 31, 2020 in Part I, Item 1A and in the registration statement on Form S-4 filed by Churchill Capital Corp. II and declared effective by the Securities and Exchange Commission (the “SEC”) on May 27, 2021, and subsequent filings with the SEC.

Although we believe that the assumptions underlying our forward-looking statements are reasonable, any of these assumptions, and therefore also the forward-looking statements based on these assumptions, could themselves prove to be inaccurate. Given the significant uncertainties inherent in the forward-looking statements included in this document, our inclusion of this information is not a representation or guarantee by us that our objectives and plans will be achieved. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

Our forward-looking statements speak only as of the date made and we will not update these forward-looking statements unless required by applicable law. With regard to these risks, uncertainties and assumptions, the forward-looking events discussed in this document may not occur, and we caution you against unduly relying on these forward-looking statements.

Contacts

Investors

James Gruskin

james.gruskin@skillsoft.com

Media

Caitlin Leddy

caitlin.leddy@skillsoft.com